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                                                                    Exhibit 99.2


PRO FORMA HIGHLIGHTS
September 30, 1997



                                                                                                Pro Forma
 ($ in millions, except per share amounts)                    PHBK              CFX**            Combined
                                                        ----------------   ----------------  ----------------
 Assets                                                       $6,554*            $2,821             $9,375
 Total loans                                                  $4,273*            $1,913             $6,186
 Loan loss reserve                                            $   70*            $   21             $   92
 Deposits                                                     $4,623*            $1,936             $6,558
 Capital                                                      $  451*            $  246             $  685
 Intangible assets                                            $  117*            $    9             $  126
 Leverage ratio                                                 7.35%*             8.38%              7.68%
 Stated book value                                            $16.42             $10.25             $15.75
 Tangible book value                                          $12.15             $ 9.88             $12.85
 Market capitalization                                        $1,034             $  527             $1,876

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 *  Includes the effect of the acquisition of Atlantic Bancorp on October
    1, 1997.

**  On a pooling basis, excluding merger costs.
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Based on estimate of standard analyst model on mean Wall Street estimates.

                                                           Estimated
 (in thousands except per share amounts)                   Pro Forma            1998               1999
                                                             Shares          Earnings(a)         Earnings
                                                        ----------------   ----------------  ----------------
 PHBK EPS                                                                      $   2.97           $   3.30

 PHBK base net income                                          27,500          $ 81,675           $ 90,750
 CFX base net income                                           24,003          $ 38,083           $ 42,844
 Cost savings after tax(b)                                                     $  7,972           $ 12,555
 Revenue enhancements after tax:
   CFX margin improvement                                                                         $  3,500
   Leveraging of excess capital                                                                   $  1,600
                                                                                                   -------
   Pro forma revenue growth                                                                       $  5,100

 Total                                                         43,974          $127,730           $151,249

 Pro forma EPS                                                                    $2.91              $3.43
   Accretion (Dilution)                                                           $(.06)              $.13
   Accretion (Dilution)                                                              (2%)                4%

 Net earnings based on annualized
  cost savings                                                                 $136,716

 Pro forma EPS                                                                    $3.00
   Accretion - $                                                                   $.03
   Accretion - %                                                                      1%


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(a)  Excludes the effect of a one-time merger and restructuring charge anticipated in the first quarter of 1998, which is estimated at $12.0 million on an after-tax basis.

(b) Assumes cost savings are phased in 67% and 100% in 1998 and 1999, respectively.





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